AGREEMENT OF MERGER



     AGREEMENT OF MERGER ("Agreement"), dated July 9, 1995, among VALMONT INDUSTRIES, INC., a Delaware corporation ("Valmont"), VALMONT OREGON, INC., an Oregon corporation ("Sub"), MICROFLECT COMPANY, INC., an Oregon corporation (the "Company"), and GEORGE F. KREITZBERG, JAMES S. KREITZBERG and RICHARD A. KREITZBERG (hereinafter referred to individually as a "Shareholder" and, collectively, as the "Shareholders").


RECITALS:

     (a) Valmont owns all of the issued and outstanding shares of capital stock of Sub and the Shareholders own all of the issued and outstanding capital stock of the Company.

     (b) The parties hereto desire to effect a merger whereby Sub will merge with and into the Company pursuant to the terms of this Agreement which provides, among other things, for the conversion and exchange of all shares of the Company's common stock outstanding immediately prior to the time the merger becomes effective into shares of common stock of Valmont having a par value of One Dollar ($1.00) per share ("Valmont Common Stock").

     (c) The Merger is intended to constitute and shall be construed as a nontaxable reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated pursuant thereto.

     (d) The parties intend that the transactions contemplated herein qualify for treatment as a pooling of interests pursuant to APB 16.


AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated with and are made a contractual part of this Agreement, and in further consideration of the mutual covenants and agreements herein contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

     1.   Plan of Merger.

     1.1 Basic Plan of Merger. At Closing (as hereinafter defined), Sub will be merged by statutory merger (the "Merger") with and into the Company pursuant to the Plan of Merger attached hereto as Exhibit 1.1(a) (the "Plan of Merger"), with the Company being the surviving corporation (the "Surviving Corporation'). As a result of the Merger, the shares of common stock of the Company ("Company Common Stock") outstanding immediately prior to the "Effective Time" (as defined below) will be converted into and exchanged for One Million Nine Hundred Fifty Thousand (1,950,000) shares of Valmont Common Stock. Such shares of Valmont Common Stock shall be issued to the Shareholders proportionately based upon the number of shares of Company Common Stock owned by each Shareholder as set forth on
          Exhibit 1.1(b) hereto. The shares of Company Common Stock held in treasury immediately prior to the Effective Time will be cancelled and the shares of capital stock of Sub held by Valmont immediately prior to the Effective Time will be converted into and exchanged for shares of Company Common Stock which will then constitute all of the issued and outstanding capital stock of the Company. None of the shares of capital stock of Valmont will be converted as a result of the Merger and all of such shares, including such shares held in treasury, shall remain issued shares of capital stock of Valmont.

          At Closing, Valmont, Sub, the Company and the Shareholders shall cause the Articles of Merger in the form attached hereto as Exhibit 1.1(c) ("Articles of Merger") to be executed and filed in accordance with the applicable provisions of the Oregon Business Corporation Act.

     1.2 Effective Time, Surviving Corporation. The Effective Time of the Merger shall be 5:00 p.m., Pacific Daylight Time, on the Closing Date (the "Effective Time"). The officers and directors of Sub immediately prior to the Merger shall become the officers and directors of the Surviving Corporation following the Closing. The By-Laws of Sub immediately prior to the Merger shall become the By-Laws of the Surviving Corporation following the Merger. The Articles of Incorporation of Sub immediately prior to the Merger shall become the Articles of Incorporation of the Surviving Corporation after the Closing.

     2. Shareholders' Undertaking with Respect to Unregistered Securities; Valmont Covenants.

     2.1  Undertaking of Shareholders and Stock Certificate Legends.

          2.1.1 Undertaking of Company's Shareholders - SEC Rule 144. Each of the Shareholders hereby severally represents and undertakes that:

               (i) The Shareholder is familiar with Securities and Exchange Commission ("SEC") Rule 144. The shares of Valmont Common Stock that are being acquired by such Shareholder in exchange for his shares of Company Common Stock are being and will be acquired for himself and not for other persons and are not being and will not be acquired with a view to the transfer or distribution thereof, except to the extent permitted by the Securities Act of 1933, as amended, (the "1933 Act") and the rules and regulations thereunder.

               (ii) None of the shares of Valmont Common Stock will be
                    transferred by or through such Shareholder in violation of the 1933 Act or any state securities laws. In addition, the Shareholder shall not transfer or otherwise reduce the Shareholder's risk relative to, the shares of Valmont Common Stock that will be transferred to the Shareholder until such time that Valmont has published consolidated financial results that cover at least thirty
                    (30) days of combined post-merger operations of Valmont and the Surviving Company.

               (iii) The Shareholder will indemnify Valmont against any loss, liability or expense (including reasonable attorneys' fees and out-of-pocket expenses) incurred by Valmont by reason of any breach by the Shareholder of clauses (i) and (ii) of this
                         Section 2.1.1.

               (iv) The Shareholder understands that the Valmont Common Stock has not been registered under the 1933 Act and, therefore, cannot be resold or otherwise transferred unless such shares are registered under the 1933 Act or unless an exemption from registration is available.

               (v) The certificates representing the shares of Valmont Common Stock to be delivered to the Shareholder pursuant to this Agreement may, and will, bear a restrictive legend in substantially the following form and an appropriate stop transfer order may, and will, be placed against the transfer of the share certificates with the transfer agent of such shares:

                              "The securities represented by this
                         certificate have been issued or transferred to the registered holder as a result of a transaction to which the exemption provided by
                         Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act") applied. The securities represented by this certificate have not been issued to such holders pursuant to an effective registration under the 1933 Act and may not be sold, transferred or assigned, and the issuer is not required to give effect to any attempted sale, transfer or assignment, except (i) pursuant to a current or then effective registration statement under the 1933 Act; (ii) in a transaction permitted by Rule 144 under the 1933 Act and as to which the issuer has received reasonably satisfactory evidence of compliance with the provisions of Rule 144; or (iii) upon receipt of a legal opinion reasonably acceptable to the issuer to the effect that the transaction does not require registration under the 1933 Act, or other evidence reasonably satisfactory to the issuer, that such registration is not required. Furthermore, the securities represented by this certificate may not be sold, transferred or assigned, prior to the publication by the issuer of consolidated financial results covering at least thirty
                         (30) days of post-merger combined operations, and the issuer is not required to give effect to any sale, transfer or assignment attempted prior to such date."

               (vi) The Shareholder also understands that (a) an exemption for any public sale of his Valmont Common Stock under SEC Rule 144 will not be available for at least two (2) years from the date the said shares are fully paid for, which will be the Closing Date; (b) thereafter limited amounts of the said shares can be sold publicly in unsolicited brokers' transactions under Rule 144 if all the conditions of the Rule are satisfied and if the Rule is then applicable; (c) Rule 144 is available only if all its conditions are satisfied and, in particular, if Valmont is making current public disclosures about itself and there is a trading market for the said shares; (d) as of this date, not all of the above conditions have been satisfied; and (e) if Rule 144 is not available, then any public sales of the said shares cannot be made unless they are registered under the 1933 Act or in compliance with Regulation A issued by the SEC pursuant to the 1933 Act or some other exemption to the registration requirements of the 1933 Act.

          2.1.2 Representations of the Shareholders. Each of the Shareholders hereby severally represents and warrants that:

               (i) The Shareholder is familiar with Section 4(2) of the 1933 Act and with Regulation D issued by the SEC pursuant to the 1933 Act.

               (ii) The Shareholder has been furnished before the execution of this Agreement with the information required by SEC Rule 502(b)(2)(ii), has made such further investigation of Valmont as was deemed appropriate and has been given the opportunity to ask questions of and receive answers from Valmont or any person acting on its behalf concerning the terms and conditions of the transactions contemplated herein and has obtained such additional information deemed necessary to verify the accuracy of the information that was obtained by the Shareholder pursuant to SEC Rule 502(b)(2)(ii).

               (iii) The Shareholder has access to, and has reviewed and understood, all material information, including financial statements, concerning the Company which the Shareholder deems necessary or advisable in order to evaluate the risks and merits of entering into this transaction and acquiring the Valmont Common Stock to be issued to the Shareholder under this Agreement. The Shareholder has had access to, and has reviewed and understood, all material information, including financial statements, concerning Valmont which the Shareholder deems necessary or advisable in order to evaluate the risks and merits of acquiring the Valmont Common Stock to be issued to the Shareholder under this Agreement.

               (iv) The Shareholder has such knowledge and experience in
                    financial and business matters that the Shareholder is capable of evaluating the merits and risks in acquiring the Valmont Common Stock.

               (v) The Shareholder understands that the Shareholder must bear the economic risk of investment in the Valmont Common Stock for an indefinite period of time because such shares have not been registered with the SEC under the 1933 Act and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from registration is available.

     2.2  Covenants of Valmont to Provide Information Pursuant to Regulation
          D. The parties acknowledge that Valmont has furnished each of the Shareholders with a Private Placement Memorandum, dated July 6, 1995 which includes (i) Valmont's annual report to its stockholders for fiscal year ended December 31, 1994; (ii) the definitive proxy statement filed in connection with such annual report; (iii) Valmont's Form 10-K for fiscal year ended December 31, 1994; (iv) Valmont's quarterly report on Form 10-Q for the quarter ended April 1, 1995; and (v) a description of the shares of Valmont Common Stock being offered. (Items (i), (ii), (iii) and (iv) are collectively the "SEC Filings"). Valmont has furnished each Shareholder with such information as is needed to update the foregoing, and has also made available to each Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated in this Agreement and to obtain additional information which Valmont possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished under this Section.

     2.3 Registration of Valmont Common Stock. In connection with the shares of Valmont Common Stock issuable in connection with the Merger, the parties agree as follows:

          2.3.1 Once per year during the three (3) year period following Closing, upon at least ninety (90) days prior written notice delivered by the Shareholders to Valmont requesting a registration with respect to at least thirty three and one-third percent (33-1/3%) of the shares of Valmont Common Stock issued in connection with the Merger, Valmont will file and use its best efforts to cause a registration statement on Form S-3 (or its equivalent) to become effective under the 1933 Act in a specific underwritten public offering of such Valmont Common Stock. Valmont shall use its best efforts to cause such registration statement to become effective and to be approved by such other governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of the Valmont Common Stock; provided, however, Valmont shall not be required to qualify such shares for disposition under the Blue Sky Laws of any state if Valmont shall be required in connection therewith to qualify to do business in such state where it is not then so qualified or take any action which would subject it to general service of process in any state where it is not then so subject.

          2.3.2 In addition to the rights provided in Section 2.3.1 above, if during the three (3) year period following the Closing, Valmont proposes to file a registration statement on Form S-3 (or its equivalent) under the 1933 Act involving a specific underwritten secondary offering of Valmont Common Stock, Valmont shall include Valmont Common Stock issued in the Merger in such registration statement (unless the underwriter involved reasonably determines that including such shares of Valmont Common Stock would be detrimental to such secondary offering), provided the Shareholders request that at least thirty three and one-third percent (33-1/3%) of the aggregate Valmont Common Stock issued in the Merger be included in such registration for sale in a specific underwritten offering.

          2.3.3 An underwriter selected by Valmont shall be utilized in connection with any registration under this Section 2.3.

          2.3.4 Valmont shall bear all expenses of any registration except that the Shareholders shall bear the underwriter's commissions and expenses and brokerage fees, if any, with respect to Valmont Common Stock sold by the Shareholders.

          2.3.5 The Shareholders and any other holder of shares through the Shareholders of Valmont Common Stock included in the registration (herein "Other Holders") shall furnish Valmont as promptly as possible such information as may be reasonably requested from them by Valmont in connection with any registration statement filed pursuant hereto and shall cooperate with Valmont to the extent that it may be reasonably required in order to cause any such registration statement to become effective.

          2.3.6 In connection with any registration statement filed pursuant to this Section 2.3, each Shareholder and each Other Holder shall and hereby agrees to severally indemnify and hold harmless Valmont, its officers and directors and the other Shareholders and each Other Holder from and against any and all losses, liabilities, claims, damages and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon any untrue statement of a material fact in any writing furnished by such Shareholder or such Other Holder for use in any such registration statement or by such Shareholder's or such Other Holder's failure to furnish a material fact pertaining to such Shareholder or such Other Holder and required to be stated therein or necessary to make the statements therein not misleading. Similarly, Valmont shall indemnify and hold harmless the Shareholders or such Other Holder from and against any and all such losses, liabilities, claims, damages and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon any untrue statement of a material fact in any such registration statement or by its failure to include in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such liability arises out of or is based on any such untrue statement or omission in any writing furnished to Valmont by the Shareholder, or the Other Holders for use therein.

               The indemnification obligations of Valmont set forth in this
               Section 2.3.6 shall survive any investigation by the party entitled to indemnification thereunder.

          2.3.7 For purposes of this Section 2, Valmont Common Stock means and includes the Valmont Common Stock issued at the Effective Time, any securities issued or issuable with respect to the Valmont Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     2.4 Permitted Transfers. Subject to the restrictions contained in this Agreement and the 1933 Act, Valmont agrees that each Shareholder may (a) transfer the Valmont Common Stock to other Shareholders; to spouses or family members; to trusts created by the Shareholder for the Shareholder's benefit or for the benefit of family members of the Shareholder; or to a corporation, partnership or limited liability company, all of the capital stock or interests of which is owned by the Shareholder, family members or their spouses; or
          (b) pledge the Valmont Common Stock as security. For purposes of this Agreement, "family members" shall mean lineal descendants of the Shareholder's parents.

     3. Ancillary Agreements. In connection with the Merger, the following documents shall be executed and delivered:

     3.1 Termination of the Stockholders' Agreement to be delivered at Closing ("Termination Agreement") which shall terminate the Stockholders' Agreement dated December 10, 1987 among the Shareholders and the Company ("Stockholders' Agreement");

     3.2 Escrow Agreement among the Company, the Shareholders, the Escrow Agent, Valmont and Sub ("Escrow Agreement");

     3.3 Amendment to Stockholders' Agreement dated as of this date among the Stockholders and the Company ("Amendment");

(collectively, the "Termination Agreement", "Escrow Agreement" and "Amendment" are referred to as the "Ancillary Agreements").

     4. Closing. Subject to the terms and conditions contained in this Agreement, the consummation of the transactions contemplated herein (the "Closing") will take place at the offices of Schwabe, Williamson & Wyatt, P.C., Portland, Oregon as soon as reasonably possible after all conditions are met (estimated to be September 1, 1995,) or at such other place or time or on such other date as the parties hereto may mutually agree (the "Closing Date"). The Closing and the Merger shall be deemed to be effective as of the Effective Time.

     4.1 Valmont's and Sub's Obligations at Closing. At Closing, Valmont and Sub shall, as the case may be:

          4.1.1 Shares. Deliver to the Shareholders duly issued and executed certificates in the respective names of the Shareholders representing the shares of Valmont Common Stock to be issued to the Shareholders pursuant to
                    Section 1.

          4.1.2 Resolutions. Deliver a copy of the resolutions of Valmont's Board of Directors authorizing the transactions contemplated by this Agreement, certified by the Secretary or Assistant Secretary of Valmont.

          4.1.3 Legal Opinion. Deliver the legal opinion of McGrath, North, Mullin & Kratz, P.C., counsel for Valmont, in the form attached hereto as Exhibit 4.1.3.

          4.1.4 Articles of Merger. Execute, deliver and cause to be filed with the Oregon Secretary of State the Articles of Merger.

          4.1.5 Ancillary Agreements. Execute and deliver the Ancillary Agreements.

     4.2 The Company's and/or the Shareholders' Obligations at Closing. At Closing, the Company and/or the Shareholders shall:

          4.2.1 Stock Certificates. Deliver, or cause to be delivered, to Valmont certificates representing all of the Company's Common Stock duly endorsed in blank, with all necessary transfer tax and other revenue stamps acquired at the Shareholder's expense.

          4.2.2 Legal Opinion. Deliver to Valmont the legal opinion of Schwabe, Williamson & Wyatt, P.C., counsel for the Company and the Shareholders, in the form attached hereto as Exhibit 4.2.2.

          4.2.3 Articles of Merger. Execute, deliver and cause to be filed with the Oregon Secretary of State the Articles of Merger.

          4.2.4 Ancillary Agreements. Execute and deliver the Ancillary Agreements.

          4.2.5 Resignations. Deliver to Valmont written resignations of the officers and directors of the Company.

     5. Representations and Warranties of the Shareholders and the Company. The Shareholders and the Company hereby jointly and severally represent and warrant to and with Valmont as follows:

     5.1 Organization, Good Standing and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has the corporate power and authority to carry on its business as currently being conducted. The Company is qualified to do business as a foreign corporation in those jurisdictions set forth in Section 5.1 of the Disclosure Schedule ("Disclosure Schedule"), dated the date hereof and delivered to Valmont as a separate document, the contents of which are incorporated herein by reference. Such jurisdictions constitute all jurisdictions in which such qualification or authorization is required, except for jurisdictions in which failure to be so qualified or authorized would not have a material adverse effect on the business or operations of the Company.

     5.2 Articles and By-Laws. The Shareholders have previously furnished to Valmont complete and correct copies of (a) the Articles of Incorporation of the Company as amended to the date furnished, certified by the Oregon Secretary of State; and (b) the By-Laws of the Company as in effect on the date furnished, certified by any officer of the Company. Such Articles of Incorporation and By-Laws have not been further amended and are in full force and effect, and, except as set forth in Section 5.2 of the Disclosure Schedule, the Company is not in violation of any provisions thereof. The Shareholders have also furnished to Valmont a complete copy of the Company's corporate minute book.

     5.3 Authorized Capital. The authorized and issued capital stock of the Company as of the date of this Agreement is set forth in
          Section 5.3 of the Disclosure Schedule and consists of common stock ("Common Shares" or "Shares") as more fully set forth therein. All persons and entities who own or hold Common Shares are listed in
          Section 5.3 of the Disclosure Schedule. Each Shareholder is the sole owner of the number of Shares shown in Section 5.3 of the Disclosure Schedule, in each case free and clear of any and all liens, charges or encumbrances. Except as set forth in Section 5.3 of the Disclosure Schedule, all of such shares are duly authorized, validly issued, fully paid and nonassessable with no statutory or other liability attaching to the ownership thereof (other than those imposed by applicable securities laws).

     5.4 No Options, Warrants, Rights. Except as set forth in Section 5.4 of the Disclosure Schedule, the Company has no outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character obligating it to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase any shares of its capital stock. Except as set forth in Section 5.4 of the Disclosure Schedule, there are no agreements, arrangements or understandings among the Shareholders with respect to the voting of the stock on any matter or the transfer or assignment of the capital stock of the Company.

     5.5 Corporate Authorization; Binding Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger by the Company has been duly and validly authorized by all necessary corporate, director and shareholder action on the part of the Company and has been unanimously approved by the Company's directors and shareholders. This Agreement constitutes the valid and legally binding agreement of the Company and the Shareholders, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, general principles of equity and matters of public policy.

     5.6 Title to Shares. The Shareholders are the lawful and equitable owners of all of the Shares, free and clear of all liens, claims, options, charges and encumbrances. The Shares constitute all of the issued and outstanding shares of capital stock of the Company.

     5.7 Subsidiaries. Except as set forth in Section 5.7 of the Disclosure Schedule, the Company does not directly or indirectly control or own any equity interest in any corporation, partnership, joint venture or other business association or entity (whether as direct subsidiaries or through intervening subsidiaries).

     5.8 Effect of Agreement. Except as set forth in Section 5.8 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the Shareholders and the consummation by the Company and the Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (a) to the best of the Shareholders' and the Company's knowledge, violate, in any material respects, any provision of law, statute, rule or regulation to which the Shareholders or the Company is subject; (b) violate any judgment, order, writ or decree of any court to which the Shareholders or the Company are subject; (c) have any material adverse effect on any of the permits, licenses, orders or approvals held or utilized by the Company; or (d) to the best of the Shareholders' and the Company's knowledge, result in the material breach of or conflict with any material term, covenant, condition or provision of, result in the modification or termination of, constitute a material default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any corporate charter, by-law, commitment, contract, note, bond, lease or other agreement or instrument to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of their respective assets or property are or may be bound or affected or from which the Company or any Shareholder derives substantial benefits.

     5.9 No Authorization Required. Except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), 1933 Act, the NASDAQ-National Market System rules, the applicable state Blue Sky Laws, the filing of the Articles of Merger with the Secretary of State of Oregon, and except as set forth in Section 5.9 of the Disclosure Schedule, no consent, authorization or approval of, or exemption by, or filings with, any governmental, public or self-regulatory body or authority or third party is required in connection with the execution, delivery and performance by the Company or the Shareholders of the transactions contemplated by this Agreement or the taking of any action contemplated hereby.

     5.10 Financial Statements. Section 5.10 of the Disclosure Schedule contains copies of (i) the Company's audited balance sheets as of December 31, 1994, and related audited statements of income, shareholders' equity, and cash flows for the year then ended, along with the unqualified opinion of Boldt, Carlisle & Smith, certified public accountant (the "Audited Financial Statements"), and, (ii) the Company's unaudited balance sheet as of May 31, 1995 and related statements of income, shareholders' equity and cash flows for the period then ended (the "Unaudited Financial Statements"). The Audited Financial Statements and the Unaudited Financial Statements are sometimes herein collectively referred to as the "Financial Statements". The Financial Statements present fairly in all material respects the consolidated financial position of the Company as of the periods set forth above and the results of operations and changes in financial position for the periods then ended, on a basis consistent with prior periods provided that, in all instances herein, the Unaudited Financial Statements are subject to normal year-end adjustments (and other year-end adjustments in categories shown on Section 5.10 of the Disclosure Schedule), lack footnotes and are subject to other presentation items as described in Section 5.10 of the Disclosure Schedule. The Audited Financial Statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereof). Except as set forth in Section 5.10 of the Disclosure Schedule, the Company has not used any improper accounting practice for the purpose of incorrectly reflecting or not reflecting in the Financial Statements or books and records of the Company any properties, assets, liabilities, revenues or expenses and all books and records of the Company have been maintained and prepared in conformity with generally accepted accounting principles, consistently applied. The Financial Statements do not contain any material items of special or nonrecurring income or other income not earned in the ordinary course of business. Section 5.10 of the Disclosure Schedule sets forth all dividends and other distributions with respect to the Shares which have been paid or declared by the Company since December 31, 1991.

     5.11 Absence of Undisclosed Liabilities. The Company has no material (individually or in the aggregate) obligation, liability or commitment of a nature required to be disclosed by generally accepted accounting principles (either in the body of a balance sheet or footnotes thereto), whether secured or unsecured and whether absolute, accrued, contingent or otherwise, and whether due or to become due, except as disclosed in Section 5.11 of the Disclosure Schedule, for liabilities accrued or reserved against in the Financial Statements, for liabilities disclosed in this Agreement or the Disclosure Schedule hereto and for liabilities incurred in the ordinary course of business since May 31, 1995.

     5.12 Conduct of Business Since December 31, 1994. Except as disclosed in Section 5.12 of the Disclosure Schedule, since December 31, 1994:

          5.12.1 The business and affairs of the Company have been conducted and carried on only in the ordinary course consistent with past practices.

          5.12.2 Except for personal property purchased, sold or leased in the ordinary course of business consistent with past practices, the Company has not purchased, sold, leased, mortgaged, pledged or otherwise acquired or disposed of any properties or assets.

          5.12.3 The Company has not declared or paid any dividend on, or made any other distribution or payment (whether cash or in kind) in respect of, any shares of stock or other securities of the Company.

          5.12.4 There has been no material increase or other change made in the rate or nature of the compensation, including wages, salaries, bonuses and benefits under employee benefit plans, which has been paid, or will be paid or payable, by the Company to any of its directors, officers or employees.

          5.12.5 The Company has not sustained or incurred any material (individually or in the aggregate) loss, damage or destruction (whether or not insured against) on account of fire, flood, earthquake, accident or other calamity.

          5.12.6 The Company has not entered into any significant (individually or in the aggregate) transaction, contract or commitment which, by reason of its size, nature or otherwise, is not in the ordinary course of business.

          5.12.7 There has been no material adverse change in or with respect to the financial condition, operations, results of operations, assets, management, liabilities or business of the Company or with relations of the Company with its employees, creditors, customers, suppliers or others having business relationships with it and, to the knowledge of the Shareholders, no state of facts exists which may reasonably be expected to give rise to any such material adverse change.

          5.12.8 There has been no change by the Company in any method of accounting or accounting practice, whether tax or otherwise.

     5.13 Tax Matters.

          5.13.1    Tax Representations.  Except as disclosed in Section
                    5.13.1 of the Disclosure Schedule and except as reflected in the current tax accrual included in the Financial Statements, the Company is not, and will not be, liable for any material amounts of taxes with respect to the Company, any existing or previously existing subsidiaries or affiliates (any such existing or previously existing subsidiaries or other corporation shall be referred to in this Section 5.13 as the "Tax Subsidiaries"), or predecessors, or any joint venture, partnership, trust or other entity in which any of them have been or are members or owners (such Tax Subsidiaries, joint ventures, partnerships, trusts and other entities are herein collectively called "Tax Affiliates"), relating to actions, omissions, transactions, business, operations, or matters that occurred or relate to any period ending on or before the day prior to the Closing Date or with respect to any period of such entities ending prior to the Closing Date (including, without limitation, any transactions contemplated herein to occur before the Closing Date). The term "taxes" shall include, without limitation, estimates, installments in respect of taxes, charges in lieu of taxes, additions to tax, penalties and interest which are lawfully due as of the day prior to the Closing Date.

               As set forth in Section 5.13.1 of the Disclosure Schedule, the Company and its Tax Affiliates have duly prepared and properly filed with the indicated tax authorities, the tax returns for the periods indicated, such tax returns were correct and complete in all material respects and have paid all taxes shown on such returns to be due, or which have become due, pursuant to any judgment, settlement, assessment, deficiency, notice, 30-day letter or similar notice received by any of them.

               The Internal Revenue Service has audited the federal income tax return, or to the knowledge of the Shareholders, the applicable statute of limitations has expired with respect to, the periods ending on or before December 31, 1992 for the Company and the Tax Affiliates.

               The Company is a small business corporation and has duly and properly elected (with all necessary consents) to be treated as an S Corporation under Subchapter S, Chapter 1, Subtitle A of the Internal Revenue Code, effective January 1, 1987. In addition, the Company has duly and properly elected (with all necessary consents) to be treated as an S Corporation for all states in which the Company is otherwise subject to state taxation except as disclosed in Section 5.13.1 of the Disclosure Schedule. The S Corporation election for federal tax purposes has not been terminated or revoked and has remained in effect for all relevant taxable periods since January 1, 1987, and shall remain valid through and including the day before the Closing Date. The S Corporation elections for state tax purposes have not been terminated or revoked and have remained in effect for the periods shown on Section
               5.13.1 of the Disclosure Schedule. Neither the Company nor its past or current Shareholders have taken any action or omitted to take any action which would result in the termination or revocation of the Company's treatment as a valid S Corporation (other than upon consummation of this Merger).

               All monies required to be withheld by the Company or any Tax Affiliate from employees have been collected or withheld, and either paid to the respective tax authorities or set aside for such purpose, or accrued or reserved as a current liability. No Company nor any Tax Affiliate has consented to the provisions of Code Section 341(f).

          5.13.2 Taxes Incurred in the Ordinary Course of Business. With respect to any period of time through the day prior to the Closing Date for which tax returns have not yet been filed, or for which taxes are not yet due or owing, the Company and its Tax Affiliates have only incurred and shall only incur normally recurring liabilities for taxes in the ordinary and regular course of their business.
                    Any income tax liability relating to the Company's income attributable to the Shareholders under the Federal S Corporation statutes and similar state tax laws for tax periods ending prior to the Closing Date shall be the responsibility of the Shareholders and in the case of states not allowing Subchapter S tax treatment, the tax liability shall be the responsibility of the Company for tax periods ending prior to the Closing Date, and any income tax liability relating to the Company for the tax periods ending on or after the Closing shall be the responsibility of the Company.

          5.13.3 Waivers of Periods of Limitations and Pending Audits. No presently effective agreement extending the period for assessment or collection of any taxes has been executed or filed with any applicable taxing authority.

          5.13.4 Pending or Threatened Tax Proceedings. Except as disclosed in Section 5.13.4 of the Disclosure Schedule, no Company or Tax Affiliate is a party or parties to any pending claim, action, proceeding or examination, nor to the knowledge of the Shareholder is any claim, action, proceeding, examination, review, audit or investigation being threatened or asserted by any governmental authority for assessment or collection of taxes.

          5.13.5 Disposition of Valmont Common Stock. There is no current plan or intention on the part of the Shareholders to sell or otherwise dispose of Valmont Common Stock to be received by them pursuant to the terms of this Agreement in a manner that would adversely affect the treatment of the Merger contemplated herein as a tax-free reorganization to the Shareholders and Valmont pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.
                    In addition, the Shareholders have not taken and shall not take any action or omit to take any action that would adversely affect the treatment of the Merger contemplated herein as a reorganization under such Code sections.

          5.13.6 Preparation of Certain Tax Returns and Use of Tax Methods. At the Company's expense, Shareholders or their respective authorized representatives shall prepare, execute (if lawful) and file the Company's and the Tax Affiliates' applicable U.S. federal, foreign (if any), state, municipal, city, county, parish and local tax returns for all required taxable periods ending before the Closing Date. Such returns shall be prepared on a lawful basis consistent with the past practices of the Company and the terms of this Agreement. Valmont shall have the right to review such returns before filing.

          5.13.7 Tax Proceedings. The Shareholders and Valmont agree to cooperate with each other in connection with any official tax inquiry, tax examination or tax-related legal proceeding affecting a tax liability of the Company or any Tax Affiliate or any Shareholder with respect to matters occurring or relating to any period on or prior to the Closing Date or in connection with a determination of any taxes or treatment of any item on a return of any of them, and to make available to the other party a reasonable amount of time, at no cost to such party, or relevant personnel or individuals, together with documents, correspondence, reports and other materials bearing on such tax inquiry, examination or proceeding, provided that each party shall be reimbursed for any out-of-pocket expenses that it or they incur in assisting another party hereunder (except that Valmont shall not be obligated to reimburse Shareholders for expenses relating to any matter that is indemnified hereunder). Any information obtained by another party will be kept confidential except as otherwise required by applicable law or in connection with such tax inquiry, examination or proceeding.

          5.13.8 Timing Differences. To the extent that, for taxable periods beginning on or prior to the Closing Date, there is an adjustment of items known as "timing differences" by reason of an Internal Revenue Service audit, the Shareholders or Valmont will compensate the other, as the case may be, for the benefit derived from such timing adjustment. Such compensation to be made if and when the benefit of such timing differences is finally realized for federal income tax purposes. A timing difference is an adjustment that affects the timing of a deduction or the benefit where the adjustment increases the tax liability of one party and produces a corresponding deduction for the other party.

     5.14 Title to Properties; Absence of Liens; Condition of Assets. Except as set forth in Section 5.14 of the Disclosure Schedule, the Company has good title to or a leasehold interest in, all of its assets and properties reflected in its books and records as being owned, including the assets and properties reflected as being owned in the Financial Statements, free and clear of all pledges, leases, licenses, equities, security interests, claims, liens, or encumbrances, (except for properties and assets disposed of in the ordinary course since the date of the Financial Statement, other than inventory). Section 5.14 of the Disclosure Schedule contains a list of all properties and assets (other than inventory) disposed of since the date of the Financial Statements in an amount exceeding $25,000. The fixed assets of the Company are all located on real property owned by or leased by the Company. To the knowledge of the Shareholders, all such assets and properties are free of material defects and have been maintained in accordance with normal business practices. Except as set forth in Section
          5.14 of the Disclosure Schedule, there are no existing conditions with respect to the Company's assets that will require capital expenditures in the aggregate in excess of One Hundred Thousand Dollars ($100,000) in order for all of such assets to operate and/or to continue to operate in good repair, order and condition (subject to normal wear and tear).

     5.15 Real Property. Section 5.15 of the Disclosure Schedule contains a true, complete and correct list of all real estate currently or previously owned as well as currently or previously leased by the Company. Except as set forth in Section 5.15 of the Disclosure Schedule, to the best of the Shareholders' and the Company's knowledge, the buildings and improvements owned by the Company do not encroach on any property not owned by the Company and, to the Shareholders' and the Company's knowledge, no buildings or improvements not owned by the Company encroach on real property owned by the Company. The Company has made available to Valmont true and correct copies of all leases referred to in Section 5.15 of the Disclosure Schedule. Except as set forth in Section 5.15 of the Disclosure Schedule, the Company is not in material default under any such lease. To the Shareholders' knowledge, all buildings, structures and other improvements owned by the Company, are structurally sound with no material defects (except normal wear and tear). Except as set forth in Section 5.15 of the Disclosure Schedule, neither the Company nor the Shareholders have received any notification that there is any material violation of any building, zoning or other law, ordinance or regulation in respect of such buildings, structures and other improvements and no such violation exists. Each item of real property leased by the Company is in such condition that upon return of such property to its owner in its present condition, subject to ordinary wear and tear, at the end of the relevant lease term or as otherwise contemplated by the respective agreement, the Company's obligations to such owner or lessor will be discharged.

     5.16 Leased Tangible Personal Property. Section 5.16 of the Disclosure Schedule lists all material (individually or in the aggregate) tangible personal property leases to which the Company is a party. The Company is not in material default under such leases, and each such leased item has been maintained by the Company substantially in accordance with the maintenance and repair obligations under each relevant lease.

     5.17 List of Contracts and Other Data.

          5.17.1 Section 5.17.1 of the Disclosure Schedule sets forth a list of all policies of liability, theft, fidelity, life, fire and other forms of insurance presently or within the last three (3) years held by or for the benefit of the Company specifying the insurer, amount of coverage, type of insurance and policy number, material pending claims thereunder of which the Company or the Shareholders have notice together. Copies of such policies have been furnished to Valmont. Except as set forth in Section
                    5.17.1 of the Disclosure Schedule, the Company has not presently, nor has in the past, (i) participated in, or owned, a captive insurance company, or (ii) participated in a self-insured program or large deductible or retrospective premium policy. There are no pending product liability claims and to the Shareholders' and the Company's knowledge, any threatened product liability claims. The Company has not during the past three (3) years been denied or had revoked or rescinded by a carrier any policy of insurance. Since December 31, 1989, to the Company's and Shareholders' knowledge, the Company has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Since December 31, 1989, to the Company's and the Shareholders' knowledge, there are no outstanding requirements or recommendations by any insurance company that issued any such policy with respect to any of the properties and assets of the Company or by any Board of Fire Underwriters or similar body exercising similar functions or by any governmental authority which requires or recommends changes in the conduct of the business or requiring any repairs or other work to be done or with respect to any of the properties, assets or operations of the Company or requiring any equipment or facilities to be installed on or in connection with any of the properties or assets of the Company.

          5.17.2 Section 5.17.2 of the Disclosure Schedule sets forth a list of all existing contracts and commitments, in excess of $25,000 and either noncancellable within six months or with a remaining term in excess of six months whether written or oral, to which the Company is a party, or to which it or any of its assets or properties are subject ("Material Contracts"), including, without limitation, any of the following:

               (i)  Broker, representative and distributor agreements:

               (ii) Powers-of-attorney or agency agreements;

               (iii)     Partnership, joint venture and similar agreements;

               (iv) Commodity and commodity-related contracts (including
                    description of commodity and futures trading and hedging programs);

               (v)  Take or pay or similar contracts;

               (vi) Trademark, patent or technology licenses;

               (vii)     Noncompete agreements;

               (viii)    Nondisclosure or secrecy agreements;

               (ix) Real property and personal property leases;

               (x) Agreements for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

               (xi) Agreements under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which the Company has imposed a security interest or other encumbrance on any of its assets, tangible or intangible;

               (xii) Agreements for the employment of any individual on a full-time, part-time, consulting or other basis;

               (xiii) Agreements under which the Company has advanced or loaned any amount to any of its directors, officers and employees; and

               (xiv) Agreements under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations or results of operations of the Company taken as a whole.

          Complete copies of the Material Contracts have been delivered to Valmont.

          5.17.3 The Shareholders and the Company have previously provided Valmont with the current rate and nature of all compensation (including wages, salaries, bonuses, and benefits under pension, profit sharing, deferred compensation and similar plans or programs) payable by the Company to any of its employees, officers, partners or directors. The Company is not, nor will it become, by virtue of the transactions contemplated herein, obligated to make any severance payments or similar payments to any director, officer, partner or employee of the Company.

          5.17.4 The Shareholders and the Company have previously provided Valmont with the name of each bank in which the Company has an account or safety deposit box, together with the account numbers and the persons authorized to draw thereon or procure credit therefrom.

          5.17.5 Section 5.17.5 of the Disclosure Schedule sets forth a list of current officers and directors of the Company.

     5.18 Licenses, Permits and Orders. Section 5.18 of the Disclosure Schedule lists the material qualifications, registrations, filings, privileges, franchises, immunities, approvals, authorizations, consents, licenses, orders and other permits of any governmental agency held by the Company and necessary to conduct its business as presently conducted, and to the knowledge of the Shareholders and the Company, is not presently in material violation of any thereof. All such material permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of such items is pending or to the knowledge of the Shareholders and the Company, threatened, and, to the knowledge of the Shareholders and the Company, no basis for suspension or cancellation exists.

     5.19 Accounts, Notes and Other Receivables. All accounts, notes and other receivables of the Company reflected in the Financial Statements or arising thereafter in the ordinary course arose only out of bona fide transactions in the ordinary course and in a manner consistent with past credit practices and the reserves shown on the Audited Financial Statements have been established in accordance with generally accepted accounting principles, consistently applied, and are considered by the Shareholders and the Company to be adequate. There are no rights of offset (except to the extent reserved for) or similar rights with respect to such receivables and 99% of such receivables are fully collectible.

     5.20 Inventories. The inventory of the Company consists of items of a quality and quantity usable and saleable in accordance with the normal pricing and marketing practices of the Company, except for slow moving and obsolete inventory currently maintained on the books which slow moving and obsolete inventory is less than 4% of the Company's inventory. Such inventories have been manufactured, processed, packaged and labeled, in all material respects, in accordance with all applicable federal, state and local laws and regulations.

     5.21 Related Party Transactions. Except as disclosed in Section 5.21 of the Disclosure Schedule, no director, officer or shareholder, or any relative thereof, and to the knowledge of the Shareholders', any key employee, directly or indirectly, (i) owns any shares of stock or other securities of, or has any other direct or indirect interest in, any person, firm, corporation or entity which has a material business relationship (as creditor, lessor, lessee, supplier, dealer, distributor, franchisee, customer or otherwise) with the Company, (ii) owns, or has any other direct or indirect interest in, any invention, process, know-how, formula, trade secret, patent, trademark, trade name, service mark, service name, copyright or other right, property or asset which is used in the ownership or operation by the Company of its properties and assets, or to otherwise carry on and conduct its businesses and affairs, or
          (iii) has any other material business relationship, contract, agreement or arrangement with the Company, other than his capacity as an officer, director or shareholder of the Company.

     5.22 Relationship with Suppliers and Customers. To the Company's and the Shareholders' knowledge, the relationship of the Company with its suppliers and customers is satisfactory and neither the Company nor any Shareholder has received notice of any intention to terminate or adversely modify in any material respect such relationships.

     5.23 Purchase and Sale Obligations. Substantially all unfilled purchase and sales orders and all other commitments for purchases and sales made by the Company have been made in the usual and ordinary course of business in accordance with, and subject to, normal practices. To the Company's and the Shareholders' knowledge, there are no outstanding contracts, commitments, bids or sales proposals that, individually or in the aggregate, will result in any material loss to the Company upon completion or performance thereof.

     5.24 Litigation. Section 5.24 of the Disclosure Schedule contains a true, complete and correct list and caption of each pending lawsuit, administrative proceeding, arbitration, labor dispute or governmental inspection or investigation pending before any court, arbitrator or administrative or governmental body or agency to which the Company is a party or which involve or affect the operations or assets of the Company. The Shareholders and the Company have given Valmont copies of all material pleadings relating to such litigation. With respect to each such proceeding,
          Section 5.24 of the Disclosure Schedule discloses the name of the counsel for each party, the location of the proceeding, and its current status. To the knowledge of the Shareholders and the Company, there are no material (individually or in the aggregate) legal actions or governmental investigations (except for inspections in the ordinary course of business) threatened against the Company. Neither the Company nor any of its officers, directors or employees have been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the businesses engaged in by the Company. There is no continuing order, judgment or decree of any federal, state or local court, arbitrator or other tribunal or any governmental or administrative agency or self-regulatory body enjoining the Company from taking or requiring it to take any action of any kind or to which the Company or its properties or assets are the subject or by which it is bound. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state or local court or self-regulatory body to which it is subject. Except as otherwise set forth in this Agreement and the Disclosure Schedule, to the knowledge of the Shareholders and the Company, there is no existing state of facts, circumstances or contemplated event that is likely to give rise to a material action, proceeding or investigation against the Company.

     5.25 Labor Relations. The Company is not a party to any collective bargaining agreement. There are no material controversies pending, or to the knowledge of the Shareholders and the Company, threatened between the Company and any of its employees. The Company is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes, interest or penalties for failure to comply with any of the foregoing. To the knowledge of the Shareholders and the Company, the Company has not been or is engaged in any unfair labor practice nor has the Company discriminated in any respect on the basis of age, sex, religion or national origin in its employment conditions or practices. There are no charges, investigations, administrative proceedings or formal complaints of unfair labor practices or age, sex, religion or national origin discrimination pending or to the knowledge of the Shareholders and the Company,threatened against the Company before any federal, state or local board, department, commission or agency, nor to the knowledge of the Shareholders and the Company, does any basis exist therefor. There are no existing or, to the knowledge of the Shareholders and the Company, threatened labor strikes, disputes, grievances, controversies or other material labor troubles affecting the Company, nor to the knowledge of the Shareholders and the Company, does any basis therefor exist. There are no pending, or to the knowledge of the Shareholders and the Company, threatened representation questions respecting the employees of the Company; and there are no arbitration proceedings arising out of or under any union contract pending or, to the knowledge of the Shareholders and the Company, threatened, and, to the knowledge of the Shareholders and the Company, no basis therefore exists.

     5.26 Employee Plans. For purposes of this Section 5.26, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements, including, without limitation, any "pension plan" ("Pension Plan"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any "welfare plan", as defined in Section 3(1) of ERISA, whether or not any of the foregoing is funded, (a) to which the Company is a party or by which it is bound; or (b) with respect to which the Company has made any payments or contributions during the preceding six years or may otherwise have any unsatisfied liability. "Employee Plan" shall not include any government-sponsored employee benefit arrangements.

          5.26.1 There are no Employee Plans which the Company has maintained, contributed to or otherwise participated in within the preceding six years other than those listed in
                    Section 5.26 of the Disclosure Schedule.

          5.26.2 To the knowledge of the Shareholders and the Company, each Employee Plan, the administrator and fiduciaries of each Employee Plan and the Company have at all times complied, in all material respects, with all applicable requirements of ERISA, the Code, and of any other applicable law (including regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been administered in all material respects in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of laws. No lawsuits or complaints to, or by, any person or government entity have been filed, are pending, or to the knowledge of the Shareholders and the Company, are anticipated by the Company, with respect to any Employee Plan.

          5.26.3 Except as set forth in Section 5.26 of the Disclosure Schedule, the Company is not bound by, nor contributes to or has any obligation with respect to any Pension Plan.

          5.26.4 To the knowledge of the Shareholders and the Company, neither any Employee Plan, any administrator or fiduciary of any Employee Plan, the Company, nor any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA or any other applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Employee Plan except as disclosed on the Financial Statements and except for liabilities incurred in the ordinary course of administration of such plans during the period from December 31, 1994 through the Closing Date. The Company is not in arrears with respect to any contributions under any Employee Plan, except for contributions for the current tax year.

          5.26.5 The Company is not now, and has not been, a participating employer in a multi-employer plan (as defined in Section 3(37) of ERISA).

          5.26.6 Except as set forth in Section 5.26 of the Disclosure Schedule, none of the Employee Plans are defined benefit plans (as defined in Section 3(35) of ERISA).

          5.26.7 To the knowledge of the Shareholders and the Company, neither any of the Pension Plans, any trust created thereunder, nor any trustee or administrator thereof, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or (d) of the Code which could subject such persons or entities to any tax, penalty or other cost or liability.

          5.26.8 True and correct copies of each Employee Plan, related trust agreements or annuity contracts (or any other funding instruments); the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, and Annual Reports (5500's) required to be filed for each Employee Plan for the 1993 plan year have heretofore been delivered by the Shareholders to Valmont.

          5.26.9 Except as set forth in Section 5.26.9 of the Disclosure Schedule, all accrued obligations of the Company, whether arising by operation of law, by contract or by past custom or practice, for payments by it to trust or other funds or to any governmental or administrative agency, with respect to pension benefits, unemployment compensation benefits, social security benefits or any other benefits for employees of the Company as of the date hereof have been paid as of such date or adequate accruals therefor have been made in the Financial Statements, and as of Closing, such payments and accruals will be made on the books and records of the Company and none of the foregoing has been rendered not due by reason of any extension, whether at the request of the Company or otherwise.

          5.26.10 Except as set forth in Section 5.26.10 of the Disclosure Schedule, all obligations of the Company, whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation which were or are payable to its respective officers, directors or other employees either have been paid or have been accrued as a liability in the Financial Statements and as of Closing, such payments and accruals will be made on the books and records of the Company.

     5.27 Patents, Trademarks and Similar Rights. Section 5.27 of the Disclosure Schedule attached hereto contains a true, complete and correct list of: (i) all patent registrations and all pending applications for patent registrations which the Company owns or is using or the use of which is necessary for the conduct of their business ("Patents"), (ii) all trademarks, service marks, and trade names, and all registrations and pending applications relating thereto, which the Company owns or is using or the use of which is necessary for the conduct of their business ("Trademarks"), and
          (iii) all copyrights and all copyright registrations and applications relating thereto which the Company owns or is using or the use of which is necessary for the conduct of their business ("Copyrights").

          Except as disclosed in Section 5.27 of the Disclosure Schedule, to the Shareholders' and the Company's knowledge, (i) the Company owns all right, title and interest in and to their respective Trademarks, Patents and Copyrights; (ii) all of the Trademarks, Patents and Copyrights are in good standing, valid and subsisting and in full force and effect in accordance with their terms; (iii) no impediment exists to the Company's exclusive ownership, use and validity of any of the Trademarks, Patents and Copyrights; (iv) no other person, corporation, partnership, joint venture, organization, association or entity owns any interest in or uses in any way any of the Trademarks, Patents and Copyrights; (v) none of the Trademarks, Patents or Copyrights are involved in, or are the subject of, any pending or threatened infringement, interference, opposition, or similar action, suit or proceeding or has otherwise been challenged in any way; and (vi) the Company has not received notice that the ownership or operation by the Company of its properties or its business, or the production, manufacture, marketing, sale or distribution by the Company of its products, or the marketing, sale or performance by the Company of its service, or the use of any product of the Company for the purposes for which sold, infringes upon or conflicts with any patent, trademark, trade name, service mark, copyright, privilege, franchise, immunity or right of any other person, firm, corporation or entity.

          Section 5.27 of the Disclosure Schedule contains a list of all material agreements, contracts and commitments to which the Company is a party (including, without limitation, licenses and other such agreements), which affect any of the Trademarks, Patents or Copyrights. Such licenses and agreements are valid, binding and enforceable in accordance with their respective terms for the periods stated therein, subject to general equitable principles and except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and there is no existing material default or event of default thereunder or any event which with notice and/or lapse of time would constitute a material default.

     5.28 Compliance with Agreements. The Company is not in material default under any Material Contracts. To the knowledge of the Shareholders and the Company, no other party is in default under any such agreements. All Material Contracts, are valid, binding and enforceable in accordance with their respective terms for the period stated therein subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, general principles of equity and matters of public policy.

     5.29 Compliance with Laws. Except as otherwise set forth in this Agreement or the Disclosure Schedule and specifically as set forth in Section 5.29 of the Disclosure Schedule, the Company has owned and operated, and currently owns and operates, its business, properties and assets in compliance in all material respects with applicable federal, foreign, state and local laws, ordinances, rules and regulations. Section 5.29 of the Disclosure Schedule sets forth for the past three (3) years all investigations, inspections or citations under any federal, state or local laws or any rules or regulations under the foregoing and the results thereof, together with a brief description of all corrective or other action taken with respect thereto. The Company has not received any notice of violation that is now pending and unresolved of any such applicable law, ordinance, regulation, order or requirement relating to their operations or properties.

     5.30 Borrowings and Guarantees. Except as and to the extent reflected in Section 5.30 of the Disclosure Schedule, there are no notes, mortgages, indentures or other obligations or agreements or other instruments for or relating to any lending or borrowing (including assumed debt) by the Company or to which the Company is a party or to which its properties or assets are subject. Except as disclosed in Section 5.30 of the Disclosure Schedule, no indebtedness exists between the Shareholders and the Company.

     5.31 Environmental Matters. For purposes of this Section 5.31, "Hazardous Substances" shall have the same meaning as the term "Hazardous Substance" in 42 U.S.C. 9601(14). In addition, "Hazardous Substances" shall include any substances, materials or wastes defined or designated as dangerous, toxic, or hazardous in or governed by any federal, state or local statute, law, regulation or other requirement relating to any Hazardous Substances or to human health and safety of the environment. Hazardous Substances shall include, without being limited to, urea-formaldehyde, polychlorinated biphenyls, asbestos-containing materials, nuclear fuel or waste or petroleum products (to the extent regulated by any of the legal or regulatory sources referenced above).

          No person, entity, or governmental agency has notified the Company of any requests for damages, costs, or expenses, demands, causes of action, or claims, arising out of or due to the emission, disposal, discharge or other release or threatened release of any Hazardous Substances in connection with or related to any of the Company's past or present facilities, properties or assets, owned, leased or otherwise (collectively, the "Company's Assets"), or arising out of or due to any injury to human health or the environment by reason of the current condition or operation of the Company's Assets, or past conditions and operations of the Company or activities on the Company's Assets. The Company is not a party to any pending, or to the knowledge of the Shareholders and the Company, threatened, actions for damages, costs, or expenses, demands, causes of action, claims, lawsuits, administrative proceedings, enforcement actions, or investigations, or notice of any of these, arising out of or due to the emission, disposal, discharge or release or threatened release of any Hazardous Substances in connection with or related to the Company's Assets. To the Company's or any Shareholder's knowledge, there is no environmental condition, situation, or incident on, at or concerning the Company's Assets or operations of the Company that could give rise to an action or liability brought in good faith under any law, rule, ordinance, or common laws theory relating to the safety of the environment and human health and further, the Company is in material compliance with CERCLA, RCRA, or TSCA or under any other statute, including state law, similar to CERCLA, RCRA or TSCA.

          There has not been, and is not now occurring, to any Shareholder's or the Company's knowledge, any release (as that term is defined in 42 U.S.C. 9601(22)), or threatened release, emission, disposal, discharge at or from the Company's Assets any Hazardous Substances that would require any corrective action where such corrective action would require an expenditure of $10,000 or more. The real property on which the Company's Assets are located to any Shareholder's or the Company's knowledge has not been used as a landfill, dump, or other disposal area for Hazardous Substances. The Company has not caused or permitted the Company's Assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process Hazardous Substances or other solid wastes, except in material compliance with all applicable federal, state, and local laws and regulations or requirements. Except as set forth in Schedule 5.31 of the Disclosure Schedule, no underground storage tanks or underground petroleum pipelines (whether or not currently in use) are located at the Company's Assets. Except as set forth in Section 5.31 of the Disclosure Schedule, no Hazardous Substances are present at the Company's Assets, whether stored, treated, disposed of, or managed (other than materials to be used in the ordinary course of the Company's business, all of which are stored in material compliance with applicable laws and none of which require any remedial action or are being held for off-site disposal), and to any Shareholder's and the Company's knowledge (without any investigation or inquiry), there are no Hazardous Substances at any adjoining location. The Company or the Shareholders have not been notified of any investigations, inspections, or inquiries of any kind with respect to the Company's Assets by any governmental authority which in any way pertain to Hazardous Substances or the violation or potential violation of any statutes, laws, regulations or other requirements relating to the safety of the environment and human health. The Company has not been notified that it is being charged with any violation of, and the Company is now operating, and at all times has operated, its business at or in connection with the Company's Assets in material compliance with, all applicable foreign, federal, state, and local statutes, laws or regulations or other requirements relating to the safety of the environment and human health including, but not limited to, laws, regulations, or requirements relating to emissions, disposals, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, land, subsurface soil, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          No material expenditures are required in order for Valmont to comply with any existing environmental statute, law, regulation or other requirement in connection with the Company's Assets after consummation of the transactions contemplated herein, including, without limitation, expenditures relating to the clean up, removal, response actions, corrective actions, or closure actions relating to any Hazardous Substances which may have been discharged, emitted, disposed of, or released prior to Closing at the Company's Assets or from the Company's Assets.

          To the Shareholders' and the Company's knowledge, there are no state or federal liens encumbering the Company's Assets resulting from any clean up or response actions related to Hazardous Substances at the Company's Assets or from the Company's Assets by state or federal authorities.

          To the Shareholders' and the Company's knowledge, the Company's Assets are not identified on the current or proposed National Priorities List under 40 CFR 300, Appendix B, the Comprehensive Environmental Response Compensation and Liability Inventory Systems (CERCLIS), or any list arising under similar state laws.

          The Company is in compliance with the provisions of any legal requirement relating to public or community right-to-know or notification, including the provisions of Sections 102 and 103 of CERCLA (42 U.S.C. 9602 and 9603), Section 133 of the Clean Water Act (33 U.S.C. 1321), and the Emergency Planning and Community Right-to-Know Act of 1986, except where such noncompliance would not have a material adverse effect on the Company.

          Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties relating to environmental matters are exclusively contained in Section 5.18 relating to environmental permits and in this Section 5.31.

     5.32 All Assets. There are no material assets owned or used by the Company in the conduct of its business as presently conducted other than (i) those assets owned by the Company, or (ii) those assets leased or licensed to the Company pursuant to the agreements listed in Sections 5.15 and 5.16 of the Disclosure Schedule.

     5.33 Pooling. To the knowledge of the Shareholders and the Company, neither the Company nor the Shareholders have taken any action or failed to take any action that they know will prevent the Merger from qualifying as a pooling of interests transaction under APB 16 and neither the Shareholders nor the Company is aware of any fact or circumstance unknown to Valmont that is reasonably likely to prevent the Merger from qualifying as a pooling under APB 16.

     5.34 Disclosure and Reliance. The Shareholders and the Company have, to the best of their knowledge, disclosed to Valmont all facts relating to the Company and its operations and assets material to the transactions contemplated by this Agreement. No representation or warranty made by the shareholders in this Agreement and in any certificate furnished to Valmont pursuant to this Agreement and in the Disclosure Schedule relating to the Shareholders and the Company contains or as of the Closing Date will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The representations and warranties made herein are made by the Shareholders and the Company with the knowledge and expectation that Valmont is placing reliance thereon.

     6. Representations, Warranties and Covenants of Sub and Valmont. Sub and Valmont hereby jointly and severally represent, warrant and covenant to and with the Shareholders as follows:

     6.1 Organization, Standing and Power. Sub and Valmont are corporations duly organized, validly existing and in good standing under the laws of the states of Oregon and Delaware, respectively, and each has the corporate power to carry on its business as it is now being conducted and to enter into this Agreement and to carry out the transactions contemplated hereby.

     6.2 Corporate Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by Sub and Valmont has been duly and validly authorized by all necessary corporate action on the part of Sub and Valmont. This Agreement constitutes the valid and legally binding agreement of Sub and Valmont, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, general principles of equity and matters of public policy.

     6.3 No Authorization Required. Except for compliance with the HSR Act, the 1933 Act, the NASDAQ-National Market System rules and applicable state Blue Sky Laws, and the filing of the Articles of Merger, no consent, authorization or approval of, or exemption by, or filings with, any governmental, public or self-regulatory body or authority or third party is required in connection with the execution, delivery and performance by Sub and Valmont of the transactions contemplated by this Agreement or the taking of any action contemplated hereby.

     6.4 Effect of Agreement. The execution, delivery and performance of this Agreement by Valmont and Sub and the consummation by Valmont and Sub of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (a) to the best of Valmont's knowledge, violate in any material respects, any provision of law, statute, rule or regulation to which Sub or Valmont is subject; (b) violate any judgment, order, writ or decree of any court applicable to Sub or Valmont; or (c) to the best of Valmont's knowledge, result in the material breach of, or conflict with, any term, covenant, condition or provision of, result in the modification or termination of, constitute a material default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub or Valmont pursuant to any corporate charter, by-law, commitment, contract, note, bond, lease or other agreement or instrument to which Sub or Valmont is a party or by which Sub or Valmont or any of their respective assets or property are or may be bound or affected or from which Sub or Valmont derives substantial benefits.

     6.5 Pooling. To the knowledge of Valmont and Sub, neither Valmont nor Sub have taken any action or failed to take any action that they know will prevent the Merger from qualifying as a pooling of interests transaction under APB 16 and neither Valmont nor Sub is aware of any fact or circumstance unknown to the Shareholders and the Company that is reasonably likely to prevent the Merger from qualifying as a pooling under APB 16.

     6.6 Issuance of Valmont Common Stock. When issued, the Valmont Common Stock shall constitute the duly authorized, validly issued, fully paid and nonassessable shares of the common stock of Valmont with no statutory or other liability attaching to the ownership thereof, free and clear of any and all liens, charges or encumbrances created by or through Valmont, other than the transfer restrictions set forth and described in Section 2 hereof.

     6.7 Private Placement Memorandum and Periodic Reports. Except as set forth in Section 6.7 of the Disclosure Schedule, as of their respective dates, none of the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the SEC Filings at the time of filing complied in all material respects with the Exchange Act or the 1933 Act, as the case may be, and the rules and regulations thereunder.

     6.8 Litigation. Except as disclosed in Section 6.8 of the Disclosure Schedule, there is no claim, action, suit, proceeding or investigation pending, or, to the best of the knowledge of Valmont, threatened, that questions the validity or legality of this Agreement or any action taken or to be taken by Valmont in connection with this Agreement. Valmont has disclosed in the SEC Filings, as of the date hereof and at Closing, all claims, actions, proceedings or investigations pending, or, to the best knowledge of Valmont, threatened against Valmont or its subsidiaries, or any properties or rights of Valmont or its subsidiaries, before any court, administrative, governmental or regulatory authority or body which have or could have a material adverse effect in or with respect to the financial condition, operations, results of operations, assets, management, liabilities or business of Valmont or upon Valmont's ability to perform its obligations under this Agreement required to be disclosed in such SEC Filings.

     6.9 Investment. Valmont is presently acquiring the Company Common Stock for investment for its own account, and not with a view to, or for the offer or sale in connection with, any distribution thereof. Valmont acknowledges that the Company Common Stock to be acquired is not registered under the 1933 Act, or any state securities law and that the Company Common Stock may not be transferred or sold except pursuant to the registration provisions of the 1933 Act or pursuant to an applicable exemption therefor and subject to state securities laws and regulations.

     6.10 Absence of Certain Changes. Except as set forth in Section 6.10 of the Disclosure Schedule, since the SEC Filings, there has been no material change in or with respect to the financial condition, operations, results of operations, assets, management, liabilities or business of Valmont or with relations of Valmont with its employees, creditors, customers, suppliers or others having business relationships with it and, to the knowledge of Valmont, no state of facts exists which may reasonably be expected to give rise to any such material adverse change.

     6.11 Disclosure and Reliance. No representation or warranty made by Valmont in this Agreement and in any certificate furnished to the Shareholders pursuant to this Agreement and in the Disclosure Schedule relating to Valmont contains or as of the Closing Date, will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein and therein not misleading. All documents furnished to the Shareholders pursuant to this Agreement as being documents described in this Agreement or in any such Schedule are true and correct copies of the original documents which they purport to represent.

     6.12 Merger Tax Matters. Valmont and the Sub have not knowingly taken and shall not knowingly take any action or omit to take any action that would adversely affect the treatment of the Merger contemplated herein as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          Valmont and Sub represent and warrant as follows as of this date and the date of the Merger:

          6.12.1 Valmont will own, as of the time of the Merger, all of the issued and outstanding shares of stock of Sub.

          6.12.2 Valmont does not have any present intent to liquidate the Company.

          6.12.3 Valmont will convert all of its stock of Sub solely into stock of the Company in the Merger.

          6.12.4 There has not been any redemption of the stock of Sub since its formation or any other distributions with respect to its stock.

          6.12.5 The shares of Valmont which are distributed to the Shareholders will have the same voting rights as the currently issued and outstanding voting common stock of Valmont.

          6.12.6 The Company will acquire all of the assets of Sub except for the voting stock of Valmont which is distributed to the Shareholders of the Company by Sub in the Merger and there have been no distributions or sales of assets of Sub other than in the ordinary course of business since its inception.

          6.12.7 Valmont does not have any present intent to dispose of any of the shares of the Company which it will receive in the Merger.

          6.12.8 Sub will adopt and execute the plan of merger as is required under Oregon law.

          6.12.9 Valmont does not have any present intent to discontinue or sell the business of the Company.

     6.13 Current Public Information. Valmont agrees to use its best efforts to make available adequate current public information with respect to itself to enable the Shareholders to use Rule 144, provided however, nothing in this Section 6.13 shall prohibit or affect the officers and directors of Valmont from discharging their fiduciary obligation to Valmont and its shareholders nor shall this Section
          6.13 prohibit or affect a vote by a majority of the shareholders of Valmont.

     6.14 Benefit Plans. Valmont will maintain for fiscal year 1995, benefit plans which are substantially equivalent, in the aggregate, to the Employee Plans of the Company in effect on the date of this Agreement; provided, however, that nothing contained therein shall be construed as requiring Valmont or the Surviving Corporation to continue any specific plans other than the Profit Sharing Plan, Middle Management Incentive Compensation Plan, the 1980 Awards Plan and Sales Bonus Plan for Inside Sales People or to continue the employment of any specific person. Valmont shall cause the Surviving Corporation to pay the amounts owing to the employees or its benefit plans of the Company for 1995 under the Company's Profit Sharing Plan, Middle Management Incentive Compensation Plan, Sales Bonus Plan for Inside Sales People and the 1980 Award Plan consistent with the Company's past practices and the terms of each of the plans and in time to allow the Shareholders the benefit of the tax deduction for plan contributions accruing up to the day before the Closing.

     7.   Covenants of the Shareholders.

     7.1 Conduct of Business. During the period from the date hereof to the Closing Date, the Shareholders covenant that the Company shall not, without the prior written consent of Valmont:

          7.1.1 Except as required by any written employment agreement disclosed in the Disclosure Schedule, (a) increase or change in any manner the compensation of any employee's pay; (b) agree to pay a pension, severance benefit, retirement allowance or other employee benefit to any employees not required by any existing plan, agreement or arrangement to any such person; (c) commit itself to pay any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement or employee agreement with or for the benefit of any persons employed by the Company; or (d) modify any agreement providing for employee benefits except as required by law;

          7.1.2 Permit any current insurance policies to be cancelled or terminated or any of the coverage thereunder to lapse unless such policies are replaced with comparable coverage and the Shareholders give Valmont prompt notice of such cancellation or termination;

          7.1.3 Enter into any transaction other than in the ordinary course of business consistent with past practices, or execute any agreement the terms of which would be violated by the consummation of the transactions contemplated by this Agreement, except for options or rights of first refusal to purchase land in Salem, Oregon and an amendment to the Stockholders' Agreement relating to the Merger;

          7.1.4 Agree to become subject to any liability or obligation (absolute or contingent), except liabilities incurred or obligations arising under contracts entered into in the ordinary course of business and except for expenses relating to this Agreement;

          7.1.5 Enter into or terminate any lease of real or personal property, except for warehouse space in Nevada;

          7.1.6 Sell, abandon or otherwise dispose of, or pledge, mortgage or otherwise encumber any of the assets of the Company (including, without limitation, machinery, equipment, parts and supplies) other than in the ordinary course of business, or make any commitment relating to any such assets or property other than in the ordinary course of business, or cancel or waive any claim or right of substantial value;

          7.1.7 Amend any charter documents or by-laws or take any action with respect to any such amendment;

          7.1.8     Enter into any collective bargaining agreement;

          7.1.9 Declare or make any payment, dividend or distribution to any Shareholders, or purchase, redeem or otherwise acquire, any shares of Company Common Stock or borrow from or repay funds to any related party, except for payment on the Commercial Bank loan;

          7.1.10 Make any capital expenditures, capital additions, or capital improvements which involve an amount in excess of $50,000 or $150,000 in the aggregate;

          7.1.11 Merge or consolidate with any other corporation or acquire or agree to acquire any stock or substantially all of the assets of any other person, firm, association, corporation or other business organization;

          7.1.12 Change to or use any invalid or materially inconsistent tax accounting method, practice or election in respect to any period beginning prior to the Closing Date;

          7.1.13 Alter in any way their equity interest in the Company or in any way reduce or affect their risk in owning their shares of Company Common Stock; and

          7.1.14 Sell any assets acquired in the merger with IFI, Inc. which would cause the Company to be liable for the tax on built-in gains under the statutes relating to S Corporations.

     7.2 Advice of Changes. The Shareholders agree that from the date hereof until the Closing Date they will report generally to Valmont regarding the operations of the Company and will give prompt notice to Valmont in writing with respect to (i) any material changes or supplements required in the Disclosure Schedule in order to make the statements contained herein true and correct at the Closing Date; (ii) any notice of, or other communication relating to, a default or an event of default or an event which with the lapse of time could become a default under any material instrument or agreement relating to the Company or to which the Company is a party or by which it is bound; (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) any matter or event which, if it had occurred as of the date hereof, would constitute a material breach of the representations and warranties of the Shareholders contained in this Agreement.

     7.3 Maintenance of Assets. The Company and the Shareholders agree that at all times after the date hereof and until the Closing Date they will:

          (i) Maintain the Company's real estate, buildings, equipment and any and all other assets in good and operational repair, order and condition (subject to normal wear and tear); and

          (ii) Operate the Company only in the usual, regular and ordinary course and use best efforts to preserve the Company intact and keep available the services and present relationships with persons having business dealings with the Company except as provided in Section 7.1.

     7.4 Information and Access. The Shareholders shall give Valmont and its counsel, accountants and other representatives access during normal business hours to all properties, books, contracts, documents and records with respect to the affairs of the Company as Valmont may reasonably request at such times and in such manner as will not disrupt or interfere with the conduct of the Company.

     8. Conditions Precedent to Obligations of Valmont. The obligation of Valmont and Sub to consummate the transactions contemplated herein is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, unless waived by Valmont:

     8.1 Accuracy of Representations and Warranties. The representations and warranties of the Shareholders and the Company contained in this Agreement shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     8.2 Performance of Agreements. The Company and the Shareholders shall have performed all obligations and agreements and complied, in all material respects, with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

     8.3 Absence of Material Adverse Changes. There shall have been no material adverse change in the assets or liabilities of the Company or results of operations or financial condition of the Company during the period from the date hereof to and including the Closing Date.

     8.4 Certificate. At the Closing, the Shareholders shall have delivered to Valmont a certificate, dated the Closing Date, with respect to the obligations set forth in Sections 8.1, 8.2 and 8.3.

     8.5 Absence of Injunction. There shall be pending no temporary or permanent injunction or order from any court or government body or authority prohibiting, restraining or making unlawful the consummation of the transactions contemplated by this Agreement or materially limiting the ability of the Company to operate its business or been terminated.

     8.6 HSR Act. All applicable waiting periods specified in the HSR Act shall have expired or been terminated.

     8.7 Board Approval. The Valmont Board of Directors shall have approved the Merger and this Agreement.

     8.8 Due Diligence. The completion of a due diligence investigation of the Company by or on behalf of Valmont and Valmont's reasonable satisfaction, in all respects, with the results of such due diligence investigation.

     8.9 Pooling. Valmont shall have received assurances satisfactory to it that the transactions proposed hereunder shall be accounted for as a "pooling of interests" under APB 16 and applicable securities and exchange rules and regulations.

     8.10 Consents. All consents, authorizations, orders and approvals of, and filings and registrations with any governmental authority or any non-governmental third party which are required for or in connection with the delivery by the Company and the Shareholders of this Agreement and other documents contemplated hereby shall have been obtained or made.

     8.11 Legal Opinion. Valmont shall have received an opinion dated as of the Closing Date, in substantially the form attached hereto as
          Exhibit 4.2.2 of Schwabe, Williamson & Wyatt, P.C.

     9. Conditions Precedent to Obligations of the Company and the Shareholders. The obligation of the Company and the Shareholders to consummate the transactions contemplated herein is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, unless waived by the Shareholders:

     9.1 Accuracy of Representations and Warranties. The representations and warranties of Valmont contained in this Agreement shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     9.2 Performance of Agreements. Valmont shall have performed all obligations and agreements, and shall have complied with all covenants contained in this Agreement to be performed and complied with by it at or prior to the Closing Date.

     9.3 Certificate. At the Closing, Valmont shall have delivered to the Shareholders a certificate, dated the Closing Date, stating that Valmont has fulfilled the obligations set forth in Sections 9.1,
          9.2 and 9.6.

     9.4 Absence of Injunction. There shall be pending no temporary or permanent injunction or order from any court or government body or authority prohibiting, restraining or making unlawful the transactions contemplated by this Agreement on the Closing Date.

     9.5 HSR Act. All applicable waiting periods specified in the HSR Act shall have expired or been terminated.

     9.6 Absence of Material Adverse Changes. There shall have been no material adverse change in the assets or liabilities of Valmont or results of operations or financial condition of Valmont during the period from the date hereof to and including the Closing Date.

     9.7 Consents. All consents, authorizations, orders and approvals of, and filings and registrations with any governmental authority or any non-governmental third party which are required for or in connection with the delivery by Valmont or Sub of this Agreement and other documents contemplated hereby shall have been obtained or made.

     9.8 Legal Opinion. The Shareholders shall have received an opinion dated as of the Closing Date, in substantially the form attached hereto as Exhibit 4.1.3, of McGrath, North, Mullin & Kratz, P.C.

     9.9 Shareholders' Guaranties. All personal guaranties of the Shareholders for the Company's obligations shall be cancelled. If the guaranties are not cancelled, Shareholders may not refuse to close solely because of the failure of this condition if Valmont agrees to unconditionally indemnify and hold the Shareholders harmless from all obligations under the guaranties which accrue from and after the Closing Date.

     10. Termination. The transactions contemplated by this Agreement may be terminated on or before the Closing Date as follows:

     10.1 Mutual Agreement. By mutual written agreement of the Shareholders and Valmont.

     10.2 Court Order. By Valmont, the Company or the Shareholders if any court of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     10.3 Breach of Representation or Warranty. By Valmont, the Company or the Shareholders if any representation or warranty made herein by the other was untrue or false in any material respect as of the date given or made.

     10.4 Conditions to Close. By Valmont, the Company or the Shareholders if any condition precedent to its or their obligation to close has not occurred as of the Closing Date, unless the party seeking to terminate has failed to observe any covenant, agreement or condition precedent to be observed or performed by such party on or before the Closing Date.

     10.5 Failure to Close. After October 1, 1995, by either the Company, Valmont or the Shareholders if the Closing has not occurred for any reason other than (i) a breach of this Agreement by the terminating party or (ii) all applicable waiting periods specified in the HSR Act having not expired or been terminated.

     10.6 Effect of Termination. In the event this Agreement is terminated pursuant to the provisions of Section 10 hereof, except as set forth below, this Agreement shall forthwith become wholly void and of no force and effect and there shall be no liability on the part of the parties hereto other than as provided in the Non-Disclosure Agreement. If for any reason on the Closing Date there has been nonfulfillment of an undertaking by or condition precedent for the Company, Valmont or a Shareholder not waived in writing by the party in whose favor such undertaking or condition runs, the party in whose favor such undertaking or condition runs may refuse to consummate the transactions contemplated by this Agreement without any liability or obligation on its part whatsoever. In the event of any nonfulfillment of an undertaking by Valmont, the Company or a Shareholder, the refusal by Valmont, the Company or a Shareholder to consummate the transactions hereby contemplated because of nonfulfillment by the other party shall not constitute an election of remedies and either party may pursue whatever legal rights and remedies they may have at law or in equity by reason of such nonfulfillment or failure by the other party; provided, however, in the event Valmont terminates this Agreement due to Valmont's refusal to accept any changes or supplements made to the Disclosure Schedule of the Shareholders between the date hereof and the Closing Date, then such termination shall be deemed an election of remedies by Valmont and Valmont shall not be entitled to pursue any legal rights or remedies it may have at law or in equity in connection therewith. Upon termination, Valmont agrees not to directly or through any third party solicit any current employee of the Company for a period of three years from the date of termination of this Agreement.

     11.  Indemnification.

     11.1 Shareholder Indemnity.  Subject to the limits set forth in this
          Section 11, the Shareholders shall and hereby agree to jointly and severally, except as to the covenants, representations and warranties in Section 2 as to which, Shareholder shall severally, indemnify and hold Valmont and the Company harmless against and in respect of:

          11.1.1 All debts, liabilities and obligations of the Company of any nature, whether accrued, absolute, contingent, known or unknown on the date hereof existing or arising on or resulting from events which occurred or failed to occur on or before the Closing Date, other than (i) those, and to the extent, reserved for as a liability in the Financial Statements, (ii) those incurred since December 31, 1994 in the ordinary course of business consistent with past practices, and (iii) those disclosed in the Disclosure Schedule.

          11.1.2 Any claim, action, loss, damage or cost relating to or arising by reason of (i) the disposal or arranging for disposal (on-site or off-site), the release or threatened release prior to the date hereof, of any Hazardous Substance in, on, to, under, upon or from any of the Company's Assets, or (ii) any violation of any applicable law relating to the protection of human health and the safety of the environment which occurs prior to the date hereof from activities in, on, under, upon or from any of the Company's Assets or in, on, to, under, upon or from any part thereof upon which the Company's Assets have been located.

          11.1.3 Any liability, loss, claim, damage or deficiency resulting directly or indirectly from any nondisclosure, misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Shareholders or the Company under this Agreement or the Disclosure Schedule, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Valmont hereunder.

          11.1.4 Any tax (as defined in Section 5.13) of the Company or any Tax Affiliate (not fully accrued for on the balance sheet of the Company or set forth in the Disclosure Schedule) relating to transactions, business, operations, or matters that occurred or failed to occur on or before the Closing Date or with respect to any period through the Closing Date.

          11.1.5 All other actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing, including, without limitation, actual attorneys' fees and other out-of-pocket expenses.

     11.2 Indemnification by Valmont. Valmont agrees to indemnify, hold harmless and defend the Shareholders in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs, and any legal or other expenses for investigation, bringing or defending any actions) reasonably incurred by the Shareholders in connection with any misrepresentation or breach of any warranty, covenant or agreement made by Valmont under this Agreement, or in any schedule, exhibit, certificate or other instrument pursuant thereto.

     11.3 Waiver and Estoppel. No party shall be entitled to assert after the Closing any claim based upon a breach of any representation or warranty under this Agreement, to the extent such representation or warranty otherwise would survive the Closing if, and only if, it is shown by the other party that (a) at or prior to the Closing an officer of Valmont, if Valmont is the party asserting such claim, or a Shareholder, if the Shareholders are asserting such claim, possessed knowledge of the facts constituting such breach, (b) the asserting party knew that such facts constituted a breach of this Agreement, and (c) the facts were unknown to the party defending such claim and were not disclosed by the other party. If, and only if, (a), (b) and (c) occur, the party asserting the claim shall be deemed to have waived, and shall be estopped to assert at or after the Closing, any claim or remedy based upon such breach by the other; provided, however, that notwithstanding the foregoing, a party may not invoke benefit of this Section 11 if such party could not have remedied the breach prior to the Closing if the facts known by the other party had been disclosed.

     11.4 Notice of Claims. The party seeking indemnification ("Indemnified Party") agrees to give the party from whom indemnification is sought ("Indemnifying Party") timely notice of any and all claims asserted for which indemnification is or may be sought under this
          Section 11. Such notice shall be given within a reasonable time after receipt of written notice of such claim by the Indemnified Party. Failure to give such notice shall not abrogate or diminish the Indemnifying Party's obligation under this Section 11 if the Indemnifying Party has or receives knowledge of the existence of any such claim by any other means or if such failure does not prejudice the Indemnifying Party's ability to defend such claim.

     11.5 Defense of Claim. In any litigation, administrative proceeding, negotiation or arbitration pertaining to any claim for which indemnification is sought under this Section 11, the Indemnifying Party shall have the right to select legal counsel to represent the Indemnified Party and to otherwise control such litigation, proceedings, negotiations and arbitration. If the Indemnifying Party elects to control such litigation, proceeding, negotiation or arbitration, the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense. If the Indemnifying Party shall, within a reasonable time after notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of and to compromise or settle the claim or other matter on behalf, for the account, and at the risk of the Indemnifying Party. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party then the Indemnified Party shall make available all information and assistance as the Indemnifying Party may reasonably request. Notwithstanding the foregoing provisions of this Section 11, should the subject matter of any litigation, proceeding, negotiation or arbitration include a claim against Valmont or the Company seeking permanent injunctive relief, Valmont shall have the right to take exclusive control of the defense of the entire proceeding.

     11.6 Costs Included. The amounts for which a party may seek indemnification under this Section 11 shall extend to and include the actual attorney's fees, accountant's fees, costs of litigation and other reasonable expenses incurred in the defense of any claim and any amounts paid in settlement or compromise of any claims asserted against them to the extent that the claim asserted would have been subject to the indemnification provisions of this Section 11.

     11.7 Time Limits. Valmont or the Company may not seek indemnification under Section 11.1 in respect to any claims for which written notice, setting forth in reasonable detail each such claim, has not been given to the Shareholders prior to March 15, 1996; provided, however, it is specifically understood and agreed that the damages sustained for which indemnification is sought need not be incurred or paid by Valmont or the Company within the foregoing periods but only that the claim with respect to which indemnification is sought be asserted within such applicable period and presented to the Shareholders within such applicable period.

     11.8 Basket. Except in connection with the representations and warranties provided in Sections 5.6, 5.13 and 5.14 above and the indemnity obligations under Section 11.1 relating thereto, for which no limitation shall apply, Shareholders shall have no liability under this Section 11 for any claim for indemnity by Valmont or the Company which is less than Five Thousand Dollars ($5,000) nor shall the Shareholders have any liability under this
          Section 11 until the net aggregate of all claims for indemnity made by Valmont or the Company exceeds One Hundred Thousand Dollars ($100,000), and then only to the extent such claims exceed One Hundred Thousand Dollars ($100,000).

     11.9 Limitation on Liability. Except with respect to any representations and warranties provided in Sections 5.6, 5.13 and
          5.14 above and the indemnity obligations under Section 11.1 relating thereto, for which no limitation shall apply, in no event shall the aggregate liability of the Shareholders to Valmont and the Company for indemnification exceed an amount equal to $3,000,000.

     11.10 Escrow Agreement. Subject to the terms and conditions of an escrow agreement (the "Escrow Agreement") to be executed by the Shareholders, Valmont and an escrow agent reasonably acceptable to Valmont and the Shareholders ("Escrow Agent"), 150,000 shares of the Valmont Common Stock issued to the Shareholders, 50,000 shares from each Shareholder, in this transaction shall be deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement as collateral for the indemnification of Valmont of possible claims. The Shareholders shall have all voting rights with respect to the escrowed shares ("Escrowed Shares") and shall receive all dividends and distributions on the Escrowed Shares or in respect thereof. In the event Escrowed Shares are returned to Valmont for the indemnification of any claims, such Escrowed Shares shall be valued, per share, at the average of the bid and asked price at the close of business on the Closing Date; provided, however, that the Shareholders may satisfy any Valmont claims by payment of cash in lieu of Escrowed Shares so long as such cash payment does not have an adverse effect on the treatment of the Merger as a pooling of interest.

     11.11 Determination of Claim. Indemnification under this Section shall be payable with respect to any claim upon the happening of the earliest to occur of any of the following
               ("Determination Date"):

          (i) Resolution of such claim by mutual agreement between the parties; or

          (ii) The issuance of a final award by the arbitrators in accordance with Section 12.17; or

          (ii) Final settlement of such claim by a third party pursuant to mutual authorization.

     11.12     Manner of Indemnification.

          (a) By the Shareholders. If Valmont or the Surviving Corporation is entitled to indemnification from any or all of the Shareholders, the Shareholders shall satisfy their respective indemnification obligations to Valmont or the Surviving Corporation first from the Escrowed Shares and thereafter by delivery of shares of Valmont Common Stock for cancellation. The Shareholders shall satisfy their indemnification obligations to Valmont or the Surviving Corporation no later than ten (10) business days following the Determination Date.

          (b) By Valmont. All indemnification by Valmont under this Section shall be made by payment of Valmont Common Stock in the amount of the indemnification liability no later than ten (10) business days following the Determination Date; provided, however, that Valmont may satisfy any Shareholder claims by payment of cash in lieu of Valmont Common Stock so long as such cash payment does not have an adverse effect on the treatment of the Merger as a pooling of interest. Such Valmont Common Stock shall be valued, per share, at the average of the bid and asked price at the close of business on the Closing Day.

     11.13 Measure of Loss. Any loss shall be determined net of any recovery of proceeds, including proceeds from the Company's insurance, related thereto. Valmont agrees that to the extent the Surviving Corporation does not maintain insurance, of the kinds, in the amounts and with such deductibles and exclusions as set forth in Section 5.17.1 of the Disclosure Schedule, then any claim by Valmont for indemnification from the Shareholders shall be treated as if such insurance was still in full force and effect as existing on the Closing Date and the Shareholders shall only be required to indemnify Valmont to the extent the Shareholders would have indemnified Valmont if such insurance coverage had been maintained in full force and effect.

     11.14 Remedies Exclusive. Except for claims of fraud or criminal misconduct, this Section 11 shall provide the sole and exclusive remedy for all claims of misrepresentation, breaches of this Agreement, or any other claims arising out of or related to this Agreement.

     11.15 Shareholder Time Limits; Baskets; Limitations of Liabilities. Except in connection with representations, warranties and covenants provided in Sections 2, 6.6, 6.12 and 6.13 above and the indemnity obligations under Section 11.2 relating thereto, for which no limitation shall apply, the limitations set forth in Sections 11.7, 11.8 and 11.9 shall apply to claims for indemnification made by the Shareholders under Section 11.2.

     11.16 Definition of Material Adverse Effect. For purposes of the application of the indemnification provisions of this Section 11 only, the terms "material", "materially", "material adverse effect" and the like, as such phrases appear in the representations and warranties of the parties in Sections 5 and 6 hereof shall be the incurrence of a loss or other amount for which indemnification is provided (i) under Section 11.1.2 or as a result of a breach of Section 5.31 in excess of $10,000 and (ii) under all other sections of Section 11 in excess of $5,000.

     12. Miscellaneous. The following miscellaneous provisions shall apply to this Agreement:

     12.1 Notices. All notices or other communications required or permitted to be given, pursuant to the terms of this Agreement, shall be in writing and shall be deemed to be duly given when received if delivered in person or by telex, telegram or cable and confirmed by mail, or mailed by registered or certified mail (return receipt requested) or overnight courier, express mail, postage prepaid, as follows:

          If to the Company and the               Mr. Richard A. Kreitzberg
          Shareholders:                 3332 El Dorado Loop
                                   Salem, OR 97302

               - and -                  Microflect Company, Inc.
                                   3575 25th Street S.E.
                                   Salem, OR 97302-1123
                                   Attn: President

          With a Copy to:                    Schwabe, Williamson & Wyatt,
P.C.
                                   Suites 1600-1800 Pacwest Center
                                   1211 S.W. Fifth Avenue
                                   Portland, OR 97204
                                   Attn: Walter H. Grebe, Esq.

          If to Valmont or Sub:              Valmont Industries, Inc.
                                   Highway 275 West
                                   Valley, NE 68064
                                   Attn:  Thomas P. Egan, Jr., Esq.

          With a Copy to:                    McGrath, North, Mullin & Kratz,
P.C.
                                   One Central Park Plaza
                                   Suite 1400
                                   Omaha, NE 68102
                                   Attn: David G. Anderson, Esq.

          or at such other address as the party to whom notice is to be given furnishes in writing to the other party in the manner set forth above.

          In accordance with the provisions of Section 12 hereof, all notices, requests, demands or other communications by Valmont shall be deemed to have been duly given to all the Shareholders if such notices, requests, demands or communications are duly given in accordance with this Paragraph 12.1 to Mr. Richard A. Kreitzberg.

     12.2 Amendments and Waivers. This Agreement may not be modified or amended, except by instrument or instruments in writing, signed by the party against whom enforcement of any such modification or amendment is sought. Either Valmont or the Shareholders may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. No action taken, pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     12.3 Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, the Company and Valmont shall each pay the expenses incident to the preparation, execution and consummation of this Agreement.

     12.4 Brokers, Finders Fee and Professional Fees. Neither the Shareholders, the Company nor Valmont have employed any investment banker, broker, or finder or has incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

     12.5 Survival of Representations, Warranties, Covenants and Indemnifications. All representations, warranties, covenants and indemnities made in or pursuant to this Agreement shall survive the Closing hereunder pursuant to the terms of Sections 11.7 and 11.15; provided, however, that the Company's responsibility and obligation for any representations, warranties or covenants shall expire and terminate at Closing and the Shareholders shall have no right of contribution from the Company with respect thereto.

     12.6 Entire Agreement. This Agreement (including Exhibits and the Disclosure Schedule), the Plan of Merger, and the Non-Disclosure Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof, except as the parties have provided otherwise in writing by specific reference to this Section 12.6.

     12.7 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Oregon applicable to contracts made and performed in Oregon.

     12.8 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.9 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

     12.10 Effect of Headings. The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

     12.11 Exhibits; Disclosure Schedule. All exhibits referred to in this Agreement and the Disclosure Schedule are attached hereto and are incorporated herein by reference as if fully set forth herein.

     12.12 Severability. Any term or provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

     12.13 Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself drafted same. It is hereby agreed that representatives of both parties have participated in the preparation hereof.

     12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

     12.15 Dissenters' Rights. The Shareholders have consented to the Merger and hereby waive any and all rights under applicable law to dissent from the Merger including, but not limited to, those rights set forth in the Oregon Business Corporation Act.

     12.16 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, and to assist and cooperate with the other in doing all things reasonably necessary, proper or advisable under any applicable law to consummate and made effective in the most expeditious manner practicable, the Merger.

     12.17 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Arbitration Services of Portland, in Portland, Oregon. Such arbitration shall be held before a panel of three (3) arbitrators, one selected by the Shareholders, one selected by Valmont and the third selected by mutual agreement of the first two arbitrators. Each arbitrator shall be independent and impartial. Judgment upon any award rendered by the arbitrators may be entered into by any court of competent jurisdiction. The determination of which party (or combination of them) bears the costs and expenses, including reasonable attorneys' fees, incurred in connection with any such arbitration proceeding shall be made by the arbitrators.

     12.18 Tax Effects of Merger. The parties hereto acknowledge that the Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties hereto agree and acknowledge, however, that, except as specifically set forth herein, no representation, warranty or guaranty has been made by any party hereto with respect to the tax effects of the transactions provided for in this Agreement and that, except for any breach of any representation, warranty, or covenant contained in this Agreement (and the indemnifications therefor as provided in this Agreement), no party hereto shall be liable or responsible to any other party hereto in the event such transactions do not constitute a non-taxable reorganization.

     12.19 Acceptance of Certificate. A party's acceptance of the certificates described in Sections 8.4 and 9.3 shall be deemed to amend such representations and warranties in accordance with the certificate on and as of the date of this Agreement as well as at and as of the Closing Date.

     12.20 Definition Regarding Knowledge. As used in this Agreement, the phrases "to the best of the knowledge of", "to the knowledge of", "knowingly" or derivations thereof means actual knowledge after due and reasonable inquiry with respect thereto.

     13.  Shareholders' Agent.

     13.1 Appointment; Acceptance. By executing this Agreement, each of the Shareholders irrevocably constitutes and appoints Richard A. Kreitzberg and his successors, acting as hereinafter provided, as his attorney-in-fact and agent in this name, place and stead in connection with the transactions and agreements contemplated by this Agreement (the "Shareholders' Agent"), and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement, the individual who is appointed as the Shareholders' Agent (i) accepts his appointment and authorization to act as the Shareholders' Agent as attorney-in-fact and agent on behalf of the Shareholders in accordance with the terms of this Agreement and (ii) agrees to perform his obligations hereunder, and otherwise comply with this Section.

     13.2 Authority. Each Shareholder by this Agreement fully and completely, without restriction:

               a. Authorizes the Shareholders' Agent (i) to prepare, finalize, approve and authorize all exhibits, schedules and other attachments to this Agreement and such approval and authorization may be conclusively evidenced by the Shareholders' Agent; (ii) to deliver on his behalf to Valmont as provided in this Agreement his share certificates representing all of his shares and the separate stock transfer powers, if any, relating to all such shares duly endorsed by him and otherwise as provided in this Agreement and all materials to be delivered in connection with such share certificates; (iii) to execute, deliver and accept on his behalf this Agreement and the related documents; (iv) to execute and deliver, and to accept delivery, on his behalf of such amendments as may be deemed by the Shareholders' Agent in his sole discretion to be appropriate under the Agreement; and (v) to execute and deliver and to accept delivery, on his behalf of such agreements, instruments and other documents as may be deemed by the Shareholders' Agent in his sole discretion to be appropriate under the Agreement.

               b. Agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by the Shareholders' Agent under this Agreement.

               c. Authorizes the Shareholders' Agent (i) to dispute or to refrain from disputing any claim made by Valmont or the Company under the Agreement; (ii) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available under the Agreement, to sign any releases or other documents with respect to such dispute or remedy; (iii) to waive any condition contained in the Agreement; (iv) to give any and all consents under the Agreement; and (v) to give such instructions and do such other things and refrain from doing such things as the Shareholders' Agent shall deem appropriate to carry out the provisions of this Agreement; and

               d. Authorizes and directs the Shareholders' Agent to receive any payments made to the Shareholders' Agent under this Agreement, to invest such funds pending their disbursement in such matter as the Shareholders Agent in his sole discretion deems appropriate; and to disburse pro rata any payments due the Shareholder under this Agreement in accordance with their interest after (i) payment of any attorneys' and accountants' and other fees and expenses incurred on behalf of the Shareholders in connection with the consummation of the transactions contemplated by this Agreement, and (ii) withholding such amounts to pay costs and expenses relating to potential disputes arising with respect to indemnification of other obligations of the Shareholders under this Agreement. Notwithstanding the foregoing or anything else in this Agreement, the Shareholders' Agent shall have no authority involving a breach by a Shareholder of a representation or warranty in Section 2 of this Agreement, as to which such Shareholder shall have the sole authority to exercise rights or remedies.

     13.3 Actions. Each of the Shareholders expressly acknowledges and agrees that the Shareholders' Agent is authorized to act on his behalf, notwithstanding any dispute or disagreement among the Shareholders and that Valmont and any other person or entity shall be entitled to rely on any and all actions taken by the Shareholders' Agent under this Agreement without any liability to, or obligation to inquire of, any of the Shareholders. All notices, counter-notices or other instruments or designations delivered by the Shareholders' Agent shall not be effective unless, but shall be effective if, signed by the Shareholders' Agent, and if not, such document shall have no force and effect whatsoever hereunder and Valmont and any other person or entity may proceed without regard to any such document. Valmont and any other person or entity are expressly authorized to rely on the genuineness of the signature of the Shareholders' Agent, and upon receipt of any writing which reasonably appears to have been signed by the Shareholders' Agent, Valmont and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

     13.4 Effectiveness. The authorizations of the Shareholders' Agent shall be irrevocable and effective until his rights and obligations under this Agreement terminate by virtue of the termination of any and all of the obligations of the Shareholders to Valmont under this Agreement.

     13.5 Indemnification. The Shareholders jointly and severally agree to indemnify and hold the Shareholders' Agent harmless from any and all liability, cost, damage or expense, including reasonable attorneys' fees (at trial and on appeal), except for gross negligence or willful misconduct.

     13.6 SURVIVAL OF AUTHORIZATIONS. EACH SHAREHOLDER INTENDS FOR THE AUTHORIZATION AND AGREEMENTS IN THIS SECTION TO REMAIN IN FORCE AND NOT BE AFFECTED IF SUCH SHAREHOLDER SUBSEQUENTLY BECOMES MENTALLY OR PHYSICALLY DISABLED OR INCOMPETENT, DOES HEREBY AUTHORIZE SUCH RECORDINGS AND FILINGS HEREOF AS A HOLDER MAY DEEM APPROPRIATE, AND DOES DIRECT THAT NO FILING OF ACCOUNTS OR INVENTORIES OR POSTING OF A SURETY BOND SHALL BE REQUIRED.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


MICROFLECT COMPANY, INC., an          VALMONT INDUSTRIES, INC., a Delaware
Oregon corporation                      corporation

By: /s/ Richard A. Kreitzberg         By: /s/ Mogens C. Bay
____________________________             ____________________________________
Its: President                           Its: President and
                                           Chief Executive Officer

/s/ George F. Kreitzberg
____________________________          VALMONT OREGON, INC., an Oregon
GEORGE F. KREITZBERG                    corporation

/s/ James S. Kreitzberg
____________________________          By: /s/ Mogens C. Bay
JAMES S. KREITZBERG                      ______________________________
                                         Its: President
/s/ Richard A. Kreitzberg
____________________________
RICHARD A. KREITZBERG